                                VOTING AGREEMENT


                  THIS VOTING AGREEMENT (this "AGREEMENT"), dated as of March 18, 1999 (the "AGREEMENT"), is by and among the undersigned holders (collectively the "HOLDERS" and each a "HOLDER") of shares of common stock, par value $.01 per share (the "COMPANY COMMON STOCK"), of ROCK BOTTOM RESTAURANTS, INC., a Delaware corporation (the "COMPANY").

                  WHEREAS, the Company, RB Capital, Inc., a Delaware corporation ("PARENT"), and RBR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "MERGER AGREEMENT"), pursuant to which, among other things, Merger Sub would be merged (the "MERGER") with and into the Company at the Effective Time, and, except as otherwise provided in the Merger Agreement, each outstanding share of Company Common Stock would be converted into the right to receive $10.00 per share in cash, without interest thereon;

                  WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has formed a special committee of its members (the "SPECIAL COMMITTEE") and has authorized the Special Committee to, among other things, review and evaluate the terms of, and make recommendations to the Company Board with respect to, the Merger Agreement and the transactions contemplated thereby, including the Merger;

                  WHEREAS, to induce the Company to enter into the Merger Agreement, the Company has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement;

                  WHEREAS, prior to the execution hereof, and prior to Parent, Merger Sub or any of the Holders becoming an "interested stockholder" for purposes of Section 203 of the DGCL ("SECTION 203") by virtue of entering into the Merger Agreement or this Agreement, the Company Board has approved this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the agreement of the Holders to vote as provided in Section 2 of this Agreement and not to transfer shares of Company Common Stock as provided in Section 6(b) of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Each Holder represents and warrants, severally and not jointly, to the Company as follows:

                  (a) OWNERSHIP OF SECURITIES. As of the date hereof, each Holder is the record and/or beneficial owner of the number of shares of Company Common Stock (the "EXISTING SECURITIES" and, together with any shares of Company Common Stock or other capital stock or securities of the Company hereafter acquired by the Holder, the "SUBJECT SECURITIES") set forth opposite such Holder's name on the signature page to this Agreement. Such Holder does not beneficially or of record own any shares of Company Common Stock or capital stock or other securities of the Company as of the date hereof other than the Existing Securities. Except as indicated on SCHEDULE I, each Holder (i) has sole voting power and sole power to issue instructions with respect to the voting of such Holder's Existing Securities, (ii) has sole power of disposition, sole power of exercise and the sole power to demand appraisal rights, in each case with respect to all of such Holder's Existing Securities, and (iii) on the date of the Stockholders Meeting (as defined in the Merger Agreement), will have sole voting power and sole power to issue instructions with respect to the voting of all of such Holder's Subject Securities, and the sole powers of disposition, exercise and to demand appraisal rights, in each case with respect to all of such Holder's Subject Securities.

                  (b) POWER; BINDING AGREEMENT. Each Holder has the legal capacity, power and authority to enter into and perform all of such Holder's obligations under this Agreement. The execution, delivery and performance of this Agreement by each Holder will not violate any other agreement relating to the Subject Securities to which the Holder is a party, including, without limitation, any voting agreement, shareholder's agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) NO CONFLICTS. Except as disclosed in SCHEDULE II, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof will (i) conflict with or result in any breach of any organizational documents applicable to such Holder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Holder is a party or by which such Holder's properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Holder or any of such Holder's properties or assets, except in any such case as would not materially impair such Holder's performance of its obligations hereunder.

                  (d) NO LIENS. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by such Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

         2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company, including without limitation the Stockholders Meeting, called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder, severally and not jointly, agrees that it shall vote or execute a written consent, as the case may be, with respect to all the Subject Securities as to which it has power to vote in any such vote or consent in favor of the Merger and each of the other transactions contemplated by the Merger Agreement and the adoption of and execution and delivery of the Merger Agreement and the approval of the terms thereof.

         3. EQUITY COMMITMENTS. Each Holder, as applicable, agrees, severally and not jointly, to contribute to Parent the amount of cash and the amount of such Holder's Subject Securities specified in, and in the manner contemplated by, the equity commitment letter executed and delivered by such Holder in connection with the Merger Agreement (collectively, the "EQUITY COMMITMENT LETTERS").

         4. IRREVOCABLE PROXY. EACH HOLDER HEREBY, SEVERALLY AND NOT JOINTLY, GRANTS TO, AND APPOINTS THE SPECIAL COMMITTEE AND THE EACH MEMBER OF THE SPECIAL COMMITTEE, AND ANY SUCCESSOR THERETO OR OTHER DESIGNEE THEREOF, EACH OF THEM INDIVIDUALLY, SUCH HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH HOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY REASONABLY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

         5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  (a) POWER; BINDING AGREEMENT. The Company has full corporate power and authority to enter into and perform all of the Company's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) NO CONFLICTS. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to the Company, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company's properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Company or any of the Company's properties or assets, except for any such conflicts, breaches, defaults or violations as would not materially impair the Company's performance of its obligations hereunder.

         6. COVENANTS OF THE HOLDERS. Each Holder, severally and not jointly, hereby agrees and covenants that:

                  (a) NOTICE OF ACQUISITION PROPOSALS. If any Holder receives any Acquisition Proposal (as defined in the Merger Agreement), such Holder shall promptly inform the Company and the Special Committee of the terms and conditions of such Acquisition Proposal and the identity of the person or entity making such Acquisition Proposal.

                  (b) RESTRICTION ON TRANSFER, PROXIES AND NONINTERFERENCE. Such Holder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement, this Agreement and the Equity Commitment Letters, offer for sale, sell, transfer (whether by merger, operation of law or otherwise), tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Holder's Subject Securities;
         (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of such Holder's Subject Securities; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement; PROVIDED, HOWEVER, nothing in this
         Section 6(b) shall prohibit transfers between Holders or pursuant to any prior obligation or restriction set forth on SCHEDULE II.

         7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any Holder serving on the

Company Board from taking any action, subject to applicable provisions of the Merger Agreement, which such director shall deem to be required by his fiduciary duties to the Company or its stockholders while acting in such person's capacity as a director of the Company.

         8. ASSIGNMENT; BENEFITS. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, each Holder, the Company and their respective successors and permitted assigns.

         9. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, to the address or telecopy number specified in this Section 9 or to such other address or telecopy number as any party may furnish to the other parties in writing in accordance herewith:

                  (a) If to any Holder, at the applicable address set forth on the signature pages hereto, with a copy to:

                           Davis, Graham & Stubbs LLP
                           370 17th Street, Suite 4700
                           Denver, Colorado 80202
                           Telephone No.:  (303) 892-9400
                           Telecopier No.:  (303) 893-1379
                           Attention:  Paul Hilton

                  (b)      If to the Company, to:

                           Rock Bottom Restaurants, Inc.
                           c/o Special Committee of the Board of Directors 248 Centennial Parkway, Suite 100
                           Louisville, Colorado 80027
                           Telephone No.: (303) 664-4777
                           Telecopier No.: (303) 664-4196
                           Attention:  Duncan H. Cocroft, Chairman

                           With a copy to:

                           Latham & Watkins
                           233 South Wacker Drive
                           Sears Tower, Suite 5800
                           Chicago, Illinois  60606
                           Telephone No.: (312) 876-7700
                           Telecopier No.: (312) 993-9767
                           Attention:  Mark D. Gerstein

         10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11. AMENDMENT. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE LAWS THAT MIGHT BE APPLICABLE UNDER CONFLICTS OF LAWS PRINCIPLES. The parties hereby
(i) irrevocably submit to the jurisdiction of the Chancery Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby and (ii) waive, and agree not to assert, as a defense to any action, suit or proceeding for the interpretation or enforcement hereof, that such party is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereby irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such party and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9, or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

         13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF SUCH PARTY HAS BEEN AUTHORIZED BY SUCH PARTY TO REPRESENT OR, TO THE KNOWLEDGE OF SUCH PARTY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS

WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION 13.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         15. DEFINED TERMS. Terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement.

         16. TERMINATION. This Agreement shall terminate upon the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date of termination of the Merger Agreement, or (iii) the date the Company Board recommends to the Company's stockholders an Acquisition Proposal other than the transactions, including the Merger, contemplated by the Merger Agreement. This Agreement may also be terminated as to any Holder at any time upon one business day prior written notice to such Holder from the Special Committee or the Company Board. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

                            [Signature page follows]

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                                  ROCK BOTTOM RESTAURANTS, INC., a Delaware corporation


                                  By: /s/ WILLIAM S. HOPPE
                                     ---------------------------------------
                                  Name:   William S. Hoppe
                                  Title:  Executive Vice President, Chief
                                          Financial Officer and Chief
                                          Administrative Officer


                                  HOLDERS:


Shares of                         RB CAPITAL, INC., a Delaware corporation
Company Common Stock:  None

                                  By: /s/ FRANK B. DAY
                                     ---------------------------------------
                                  Name:   Frank B. Day
                                  Title:  President

                                          Address: c/o Frank B. Day, President
                                                   1010 69th Street
                                                   Boulder, Colorado  80303


Shares of                         RBR ACQUISITION CORP., a Delaware corporation
Company Common Stock:  None

                                  By: /s/ FRANK B. DAY
                                      ---------------------------------------
                                  Name:   Frank B. Day
                                  Title:  President

                                          Address: c/o Frank B. Day, President
                                                   1010 69th Street
                                                   Boulder, Colorado  80303

Shares of Company                 By: /s/       FRANK B. DAY
Common Stock:  1,333,772              ---------------------------------------
                                                Frank B. Day

                                       Address: 1010 69th Street
                                                Boulder, Colorado 80303


Shares of Company                 By: /s/       ROBERT D. GREENLEE
Common Stock:  519,136                ---------------------------------------
                                                Robert D. Greenlee

                                       Address: 2060 Broadway, Suite 400
                                                Boulder, Colorado 80302


Shares of Company                 By: /s/       ARTHUR WONG
Common Stock:  216,200                ---------------------------------------
                                                Arthur Wong

                                      Address:  One East Wacker Drive, Room 3430
                                                Chicago, Illinois 60601


Shares of Company                 By: /s/       DAVID M. LUX
Common Stock:  181,065                ---------------------------------------
                                                David M. Lux

                                      Address:  3020 Bonnie Vista Drive
                                                Colorado Springs, Colorado 80906